ACS Promissory Note
                        PROMISSORY NOTE

$2,500,000.00 East Hartford, Connecticut
 July 21, 1998


FOR VALUE RECEIVED, the undersigned, ACCENT COLOR SCIENCES, INC., (hereinafter called the "Company"), hereby unconditionally promises to pay to the order of INTERNATIONAL BUSINESS MACHINES CORPORATION ("IBM") or registered assigns the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.) ($2,500,000.00) on December 31, 2000, and to pay interest (computed on the basis of a 360-day year) on the unpaid principal balance hereof from the date hereof at a rate per annum equal to ten percent (10%), such interest to be due and payable (i) on the first day of each October, January, April and July, to and including October 1, 2000 and (ii) on December 31, 2000, when the principal amount hereof shall become due and payable, and to pay on demand interest on any overdue principal and (to the extent permitted by law) on any overdue payment of interest, at the rate of 12% per annum. All payments of principal and interest shall be made in lawful money of the United States of America, by wire transfer, at the office of IBM located at New Orchard Road, Armonk, New York 10504, or at such other place as the holder hereof shall have designated to the Company in writing.

This Note is issued pursuant to, and in accordance with, the Loan Agreement dated the date hereof (the "Loan Agreement") between the Company and IBM, and the holder of this Note is entitled to the benefits thereof and the security and benefits of the Security Agreement dated the date hereof between the Company and IBM.

This Note is subject to setoff upon the occurrence of an Event of Default (as defined in the Loan Agreement) and is subject to mandatory prepayment by the Company upon the occurrence of the events, and in the amounts, specified in the Loan Agreement. The Company may at its election prepay this Note and the maturity thereof may be accelerated following an Event of Default, all as provided in the Loan
Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration.

Upon surrender of this Note for registration of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Company and any agent of the Company may deem and treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payments of the principal of, and interest on, this Note and for all other purposes whatsoever (including payment of fees) whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary. The holder of this Note is required to notify the Company of any transfer of this Note and the identity of the transferee within a reasonable time after transfer of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Accent Color Sciences, Inc.

By: _________________________________

Title: ________________________________




Witness:______________________________________
STATE OF____________________________________
COUNTY OF__________________________________


I, ____________________________, a Notary Public in and for
the said County, in the State aforesaid, DO HEREBY CERTIFY THAT _________________________, the___________________________ of Accent Color Sciences,
Inc., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act, and as the free and voluntary act of Accent Color Sciences, Inc., for the uses and purposes therein set forth.

Given under my hand and notarial seal this ___day of __________, 1998.


                                     ______________________
Notary Public

My Commission Expires: